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                                     EXHIBIT 11.1

                               SCHMITT INDUSTRIES, INC.

                   SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

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                                                                            YEARS ENDED MAY 31,
                                                                ----------------------------------------
                                                                   1996           1995           1994
                                                                ----------     ----------     ----------
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                        PRIMARY

Net income for primary income per common share                  $1,217,253       $248,805       $181,503
                                                                ----------     ----------     ----------
                                                                ----------     ----------     ----------

Weighted average number of shares outstanding                    6,887,975      6,886,889      5,977,668
 during the year

Add: common equivalent shares (determined using
 the "treasury stock" method) representing shares
 issuable upon exercise of employee stock options                  528,738        228,905        225,210
                                                                ----------     ----------     ----------

Weighted average number of shares used in
 calculation of primary income per share                         7,416,713      7,115,794      6,202,878
                                                                ----------     ----------     ----------
                                                                ----------     ----------     ----------

Primary income per common share                                       $.16           $.04           $.03
                                                                ----------     ----------     ----------
                                                                ----------     ----------     ----------

                      FULLY DILUTED

Net income for fully diluted net income per share               $1,217,253       $248,805       $181,503
                                                                ----------     ----------     ----------
                                                                ----------     ----------     ----------

Weighted average number of shares used in
 calculating primary income per common share                     7,416,713      7,115,794      6,202,878

Add (deduct) incremental shares representing:
 Shares issuable upon exercise of stock options
   included in primary calculation above                          (528,738)      (228,905)      (225,210)
 Shares issuable upon exercise of stock options
   based on year-end market price                                  557,374        228,905        225,210
                                                                ----------     ----------     ----------

Weighted average number of shares used in
 calculation of fully diluted income per share                   7,445,349      7,115,794      6,202,878
                                                                ----------     ----------     ----------
                                                                ----------     ----------     ----------

Fully diluted income per common share                                 $.16           $.04           $.03
                                                                ----------     ----------     ----------
                                                                ----------     ----------     ----------

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